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                                                                     EXHIBIT 4.1
                        CONCENTRIC RESEARCH CORPORATION

                          INCENTIVE STOCK OPTION PLAN
                          ---------------------------


                             Article 1.  Purpose.
                             --------------------

     The purpose of this Incentive Stock Option Plan (the "Plan") is to encourage stock ownership by certain employees of CONCENTRIC RESEARCH CORPORATION, a Florida corporation (the "Corporation"), so that they may acquire a proprietary interest in the success of the Corporation. The Plan is intended to provide an incentive for maximum effort in the successful operation of the Corporation and to encourage certain employees of the Corporation to remain in the employ of the Corporation. It is further intended that the options granted pursuant to the Plan shall constitute "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                         Article II.  Administration.
                         ----------------------------

     The Plan shall be administrated by a Stock Option Committee (the "Committee") which shall consist of three members of the Board of Directors of Corporation (the "Board of Directors") who are appointed to the Committee from time to time by the Board of Directors. A majority of the Committee shall constitute a quorum and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed to be valid acts of the Committee. No member of the Committee shall be eligible to receive an option under the Plan.

     The Committee shall select one of its members to serve as Chairman, shall appoint one of its members as Secretary, who shall maintain a record of its actions and decisions, and shall hold meetings from time to time as it may determine. The Committee shall have authority to:

          (a) Determine which of the eligible employees of the Corporation (determined under Article III hereof) shall be granted options, when such options shall be granted and the number of shares and terms with respect to each such option;

          (b)  Prescribe rules and regulations for administering the Plan; and

          (c) Decide any questions arising as to the interpretation or application of any provision under this Plan.

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The determination of the Committee as to any of these matters shall be final and binding upon all persons whomsoever and shall be reported to the Board of Directors at its next ensuing meeting.

                          Article III.  Eligibility.
                          --------------------------

          The persons who shall be eligible to receive options pursuant to this Plan shall be such of the employees of the Corporation as the Committee shall select from time to time. A grantee of an option under this Plan (an "Optionee") may hold more than one option hereunder, but only on the terms and conditions hereinafter set forth. Notwithstanding any of the other provisions of this Plan, options may be granted hereunder to an individual who then owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Corporation, or of a parent or a subsidiary corporation (as those terms are defined in Section 425 of the Code) of Corporation (such ownership to be determined by application of the applicable attribution rules under the Code) only with the following special conditions:
(i) the option price shall be equal to one hundred ten percent (110%) of the option price otherwise determined in accordance with subparagraph (b) of Article V following and (ii) the option shall not be exercisable after the expiration of five years after the date of grant of such option.

               Article IV.  Stock to be Issued Under This Plan.
               ------------------------------------------------

          The stock to be issued upon the exercise of options granted under this Plan shall be shares of the Common Stock of Corporation ("Common Stock") which may either be authorized and unissued shares or issued shares held or hereafter acquired for the treasury of Corporation. The aggregate number of shares of Common Stock which may be issued under options granted hereunder shall not exceed Ten Million (10,000,000) shares. In the event that any
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outstanding option under this Plan expires or is terminated, the shares of
Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

          Corporation shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of all or any part of an option before (a) the admission of such shares to listing on any stock exchange on which such stock may then be listed, or, if applicable, approved for inclusion on the National Market System of the NASD and (b) completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that Corporation shall, in its sole discretion, determine is necessary or advisable.

                 Article V.  Terms and Conditions of Options.
                 --------------------------------------------

          Each option granted under this Plan shall be evidenced by an agreement in writing which shall be subject to such amendment and

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modification from time to time as the Committee shall deem necessary to comply with applicable law or regulation, and which shall contain, in such form and with such other provisions as the Committee shall from time to time determine, provisions which comply with the following terms and conditions:

               (a)  The Number of Shares.  Each option shall state the number of
                    --------------------
                    shares of Common Stock to which it pertains.

               (b)  Option Price.  Each option shall state the option price per
                    ------------
                    share of Common Stock on the date of the granting of the option. The Committee shall have full authority to determine the fair market value of a share of Common Stock. If the Common Stock is traded in the over-the-counter market, such fair market value shall be deemed to be the arithmetical mean between the asked and the bid prices between the opening of the market and noon on such date as reported by NASDAQ. If the Common Stock is traded on an exchange, such fair market value shall be deemed to be the arithmetical mean of the high and low prices at which it is quoted or traded between the opening of the market and noon on such day on the exchange on which it generally has the greatest trading volume.

               (c)  Medium and Time of Payment.  The option price shall be
                    --------------------------
                    payable in United States dollars upon the exercise of the option, and the exercise of any option and the delivery of the optioned shares shall be contingent upon receipt by Corporation of the full purchase price in cash or by check.

               (d)  Term and Exercise of Options.  Each option shall state the
                    ----------------------------
                    period of time during which the option may be exercised; provided, however, that, notwithstanding anything contained herein indicating a longer period, no option granted hereunder shall be exercisable after the expiration of ten years after the date of grant of such option. Any option may be exercised, in whole or in part, from time to time, as to one or more whole shares of Common Stock covered by the option, but not as to less than five hundred (500) shares at any one time (unless the number purchased is the total number at that time purchasable under the option) or with respect to a fraction of a share.

               (e)  Period of Exercise of Options.  Except as otherwise
                    -----------------------------
                    specifically provided herein:

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                    (1)  no option granted hereunder shall be exercisable until the first anniversary of the grant thereof;

                    (2) an Optionee may exercise a portion of an option from the date that portion first becomes exercisable until the option expires or is otherwise terminated; and

                    (3) in the case of any fractional share resulting from any calculation under the Plan, the shares available for exercise shall be determined to the nearest lower number of whole shares.

               (f)  Maximum Value of Stock with Respect to Which Options Are
                    --------------------------------------------------------
                    Exercisable for First Time in Any Calendar Year.  In the
                    -----------------------------------------------
                    event the aggregate fair market value (determined at the time the option is granted) of stock with respect to which options are exercisable hereunder for the first time by any eligible employee during any one calendar year (under this Plan and all other incentive stock option plans of Corporation or any parent or subsidiary corporation of Corporation) shall exceed One Hundred Thousand Dollars ($100,000), such options shall be treated as options which are not incentive stock options, taking options into account in the order in which they were granted. In the case of an option that is to be treated in part as an incentive stock option and in part as a nonincentive stock option, Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of Corporation.

               (g)  Transfer of Option.  Neither the whole nor any part of any
                    ------------------
                    option shall be transferable by an Optionee or by operation of law during said Optionee's lifetime and at such Optionee's death an option or any part thereof shall only be transferable by such Optionee's will or by the laws of descent and distribution. An option may be exercised during the lifetime of the Optionee only by the Optionee. Any option, and any and all rights granted to an Optionee thereunder, to the extent not theretofore effectively exercised shall

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          automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of such option or rights, or upon the bankruptcy or insolvency of the Optionee.

     (h)  Termination of Employment. No option may be exercised after the
          --------------------------
          termination of the employment of the Optionee with the Corporation except as hereinafter provided, specifically subject, however, to the provisions of paragraph (d) of the this Article V:

          (1) Disability. Options granted under the Plan may be exercised within three (3) months after the termination of the employment of the Optionee by reason of the Disability (as hereinafter defined) of the Optionee. For purposes of this Plan, an Optionee shall be deemed to have incurred a "Disability" if a disinterested duly licensed medical doctor appointed by the Corporation determines that the Optionee is totally and permanently prevented, as a result of physical or mental infirmity, injury, or disease, either occupational or nonocccupational in cause, from holding the job or position with the Corporation or engaging in the employment activity, or a comparable job or employment activity with the Corporation, which the Optionee held or customarily engaged in prior to the occurrence of the disability (provided, however, that disability hereunder shall not include any disability incurred or resulting from the Optionee's having engaged in a criminal act or enterprise, or any disability consisting of or resulting from the Optionee's chronic alcoholism, addiction to narcotics or an intentionally self-inflicted injury).

          (2)  Death.
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               (i)  If an Optionee shall die while employed by the Corporation, the options granted under this Plan to such deceased Optionee shall be exercisable within one (1) year after the date of the Optionee's death.

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                    (ii) The legal representative, if any, of the deceased
                         Optionee's estate, otherwise the appropriate legatees or distributees of the deceased Optionee's estate, may exercise the option on behalf of such a deceased Optionee.

               (i)  Acceleration. The Committee may, in the case of merger,
                    ------------
                    consolidation, dissolution or liquidation of Corporation, accelerate the expiration date of any option for any or all of the shares covered thereby (but still giving Optionees a reasonable period of time to exercise any outstanding options prior to the accelerated expiration date) and may, in the case of merger, consolidation, dissolution or liquidation of Corporation, or in any other case in which it feels it is in the Corporation's best interest, accelerate the date or dates on which any option or any part of any option shall be exercisable for any or all of the shares covered thereby.

               (j)  Rights as a Stockholder. An Optionee shall have no rights as
                    -----------------------
                    a stockholder with respect to any shares covered by any of said Optionee's options until the date that Corporation receives payment in full for the purchase of said shares pursuant to the effective exercise of said option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such payment is received by Corporation, except as provided in Article VII hereof.

               (k)  Other Provisions. The option agreements authorized under the
                    ----------------
                    Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable and, in any event, all such option agreements shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code or to conform to any change in the law.

          Article VI. Notice of Intent to Exercise Options.
          -------------------------------------------------

          An Optionee desiring to exercise an option granted hereunder as to one or more of the shares covered thereby must, in order to so exercise the option, notify the Corporation in writing to that effect, specifying the number of shares to be purchased in a form satisfactory to the Committee.

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        ARTICLE VII.  STOCK DIVIDEND--RECAPITALIZATION--CONSOLIDATION.
        --------------------------------------------------------------

     If any stock dividend shall be declared upon the Common Stock or if the Common Stock shall hereafter be subdivided, consolidated, or changed into other securities of Corporation, or a successor corporation to Corporation, then in each such event, shares of Common Stock which would be delivered pursuant to exercise of any options shall, for the purpose of adjusting the number and kind thereof, be treated as though outstanding immediately prior to the occurrence of such event and the purchase price to be paid therefor shall be appropriately adjusted to give effect thereto.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     ARTICLE VIII.  EXPIRATION AND TERMINATION OF PLAN.
     --------------------------------------------------

     Options may be granted pursuant to this Plan only within ten (10) years following the earlier to occur of the date on which the Plan is originally adopted by the Board of Directors and the date on which the Plan is originally approved by stockholders of Corporation.

     Options may be granted under the Plan at any time until the Plan is terminated by the Board of Directors or until such earlier date when termination of the Plan shall be required by applicable law. If not sooner terminated, the Plan shall terminate automatically on June 30, 2004, which is ten years from the
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date on which the Plan was originally approved by the Board of Directors.

                      ARTICLE IX.  AMENDMENT OF THE PLAN.
                      -----------------------------------

     The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the Common Stock of Corporation, no such revision or amendment shall change the number of shares of Common Stock subject to the Plan (except as may occur as a result of an occurrence described in Article VII), change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the holders of a majority of the Common Stock of Corporation, be amended in any manner that will cause options issued

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under it to fail to meet the requirements of "incentive stock options" as defined in Section 422 of the Code (except as provided in paragraph (f) of Article V).

                       Article X.  Granting of Options.
                       --------------------------------

          The granting of any option pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein contained shall be construed to give any employee any right to participate under this Plan or to receive any option under it. The granting of an option shall impose no duty upon the Optionee to exercise such option.

          Neither the adoption and maintenance of the Plan nor the granting of an option pursuant to this Plan shall be deemed to constitute a contract of employment between the Corporation and any employee or to be a condition of the employment of any person. Nothing herein contained shall be deemed to (a) give to any employee the right to be retained in the employ of the Corporation; (b) interfere with the right of the Corporation to discharge or retire any employee at any time; (c) be deemed to give to the Corporation the right to require an employee to remain in its employ; or (d) interfere with the employee's right to terminate his employment at any time.

                     Article XI.  Government Regulations.
                     ------------------------------------

          This Plan and the granting and exercise of any option hereunder and the obligations of Corporation to sell and deliver shares under any such option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

                   Article XII.  Proceeds from Sale of Stock.
                   ------------------------------------------

          Proceeds of the purchase of optioned shares by any Optionee shall be for the general business purposes of Corporation.

                    Article XIII.  Reporting Requirements.
                    --------------------------------------

          The Committee shall furnish each Optionee hereunder with such information relating to the exercise of any option granted hereunder to said Optionee as is required under the Code and applicable State and Federal Security laws.

                    Article XIV.  Approval of Stockholders.
                    ---------------------------------------

          No option granted hereunder shall be exercisable until the Plan is approved by the holders of a majority of the outstanding shares of the Common Stock of Corporation.

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                         ARTICLE XV.  INTERPRETATION.
                         ----------------------------

     The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under Section 422 of the Code. If any provision of the Plan conflicts with any such regulation or ruling, that provision of the Plan shall be void and of no effect.

                                       CONCENTRIC RESEARCH CORPORATION

                                       By: /s/ Donald Schutt
                                          ----------------------------
                                          Chief Operating Officer

                                       By: /s/ Chad Shackley
                                          ----------------------------
                                          Secretary

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